                                                Donald Theberge

                                                54 De La Vigie

                                                Levis Quebec

                                                G6V 5W2

May 27, 2008

Calibert Eplorations, Ltd.

3246 D’Herelle Street

Montreal Quebec, Canada

H1Z 2B3

Re: Consent

I Donald Theberge do hereby give my consent to use excerpts from the report titled

“Report on the Calibert Property” dated March 26, 2008 and to use my name as an expert under the heading “Interests of Named Experts and Council” and throughout and in the registration statement of Calibert Explorations, Ltd..

Yours truly,

/s/ Donald Theberge

Donald Theberge